Exhibit D
                             CSW International, Inc.
                        Consolidated Statement of Income
                 For the Twelve Months Ended December 31, 1998
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                       $ 1,585,604
    Other diversified                           190,653
                                            ------------
                                              1,776,257
                                            ------------

Operating Expenses
    Cost of electric sales                    1,078,373
    General and administrative                  265,613
    Depreciation and amortization                94,151
    Other diversified                           125,658
                                            ------------
                                              1,563,795

Operating Income                                212,462
                                            ------------

Other Income and (Deductions)
    Investment income                            15,165
    Interest income                              26,131
    Interest expense                           (140,203)
                                            ------------

                                                (98,907)
                                            ------------

Income Before Income Taxes                      113,555

Provision for Income Taxes                         (886)
                                            ------------

Net Income                                    $ 114,441
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